SUBSIDIARIES OF THE COMPANY

Name of Subsidiary	Jurisdiction	Doing Business As

Advanced Liquid Logic Inc.	Delaware	Advanced Liquid Logic Inc.
Edico Genome Corp.	Delaware	Edico Genome Corp.
BlueGnome, Ltd.	United Kingdom	BlueGnome, Ltd.
Epicentre Technologies Corporation	Wisconsin	Epicentre Biotechnologies
Conexio Genomics Pty Ltd.	Australia	Conexio Genomics Pty Ltd.
GenoLogics Life Science Software Inc.	Canada	GenoLogics Life Science Software Inc.
FC Ops Corp.	Delaware	FC Ops Corp.
Illumina Australia Pty. Ltd.	Australia	Illumina Australia Pty. Ltd.
Illumina Brasil Produtos de Biotecnologia Ltda.	Brazil	Illumina Brazil
Illumina Cambridge, Ltd.	United Kingdom	Illumina Cambridge, Ltd.
Illumina Canada, Inc.	Canada	Illumina Canada, Inc.
Illumina US Manufacturing Operations, Inc.	Delaware	Illumina US Manufacturing Operations, Inc.
Illumina France Holding Sarl	France	Illumina France Holding Sarl
Illumina France Sarl	France	Illumina France Sarl
Illumina Finland Oy	Finland	Illumina Finland Oy
Illumina GmbH	Germany	Illumina GmbH
Illumina Hong Kong Limited	Hong Kong	Illumina Hong Kong Limited
Illumina Iceland ehf	Iceland	Illumina Iceland ehf
Illumina India Biotechnology Private Limited	India	Illumina India Biotechnology Private Limited
Illumina Korea Ltd.	Republic of Korea	Illumina Korea Ltd.
Illumina Italy S.r.l.	Italy	Illumina Italy S.r.l.
Illumina K.K. Japan	Japan	Illumina K.K. Japan
Illumina Netherlands B.V.	Netherlands	Illumina Netherlands B.V.
Illumina Norway AS	Norway	Illumina Norway AS
Illumina New Zealand Limited	New Zealand	Illumina New Zealand Limited
Illumina Singapore Pte. Ltd.	Singapore	Illumina Singapore Pte. Ltd
Illumina Shanghai (Trading) Co., Ltd.	China	Illumina Shanghai (Trading) Co., Ltd.
Illumina Shanghai (Trading) Co Ltd Beijing Branch	China	Illumina Shanghai (Trading) Co Ltd Beijing Branch
Illumina Switzerland GmbH	Switzerland	Illumina Switzerland GmbH
Illumina Denmark ApS	Denmark	Illumina Denmark ApS
Illumina Productos de Espana, S.L.U.	Spain	Illumina Productos de Espana, S.L.U.
Illumina AB	Sweden	Illumina AB
Illumina Belgium BVBA	Belgium	Illumina Belgium BVBA
NextBio	California	NextBio
thromboDx BV	Netherlands	thromboDx BV
Verinata Health, Inc.	Delaware	Verinata Health, Inc.
*All listed subsidiaries are wholly-owned, direct or indirect, subsidiaries of Illumina, Inc.